FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook -- 336-436-5076
Investor@Labcorp.com

Media: Christopher Allman-Bradshaw — 336-436-8263
Media@Labcorp.com

LABCORP TO WEBCAST ITS ANNUAL MEETING OF SHAREHOLDERS

BURLINGTON, N.C., May 4, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that its Annual Meeting of Shareholders will be webcast live beginning May 11, at 9:00 a.m. ET via the Labcorp Investor Relations website. An archived replay of the webcast will be available for one year.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in FY2021. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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